Exhibit 99.1

New Residential Investment Corp. Announces Fourth Quarter and Full Year 2021 Results

NEW YORK - (BUSINESS WIRE) — New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the fourth quarter and full year ended December 31, 2021:

Fourth Quarter 2021 Financial Highlights:

•GAAP net income of $160.4 million, or $0.33 per diluted common share(1)
•Core earnings of $191.9 million, or $0.40 per diluted common share(1)(2)
•Common dividend of $116.7 million, or $0.25 per common share
•Book value per common share of $11.44(1)

Full Year 2021 Financial Highlights:

•GAAP net income of $705.5 million, or $1.51 per diluted common share(1)
•Core earnings of $693.2 million, or $1.48 per diluted common share(1)(2)
•Common dividend of $409.6 million, or $0.90 per common share

	Q4 2021		Q3 2021		FY 2021		FY 2020
Summary Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$0.33		$0.30		$1.51		$(3.52)
GAAP Net Income (Loss)	$160.4	million	$146.1	million	$705.5	million	$(1,464.7)	million

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.40		$0.44		$1.48		$1.46
Core Earnings(2)	$191.9	million	$209.9	million	$693.2	million	$607.2	million

NRZ Common Dividend:
Common Dividend per Share	$0.25		$0.25		$0.90		$0.50
Common Dividend	$116.7	million	$116.6	million	$409.6	million	$207.7	million

“New Residential delivered another quarter and full year of strong results, rounding out 2021 on a high note,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential.

“As we look ahead in 2022, we are extremely well-positioned to benefit from the current rate environment given our large portfolio of MSRs and our complementary operating businesses, which should help drive earnings and book value higher,” he added. “We will continue to prioritize reducing expenses and achieving synergies across all of our operating businesses and look forward to executing on our strategy of combining these businesses with our investment management expertise and unique portfolio of investments to drive attractive risk-adjusted returns for our shareholders.”

Fourth Quarter 2021 Company Highlights:
•Corporate Highlights
•Closed acquisition of Genesis Capital LLC (“Genesis”)
◦New Residential completed its previously announced acquisition of Genesis, a finance company specializing in providing loans to developers of new construction, fix and flip and rental hold projects. New Residential’s results for the fourth quarter and full year include the financial results of Genesis beginning on December 20, 2021

•Origination
•Segment pre-tax income of $101.5 million (down from $177.5 million in Q3)(3)
•Quarterly origination funded production of $38.1 billion in unpaid principal balance (“UPB”) (up 10% QoQ)
•Total gain on sale margin of 1.65% for the fourth quarter of 2021 compared to 1.61% for the third quarter of 2021

•Servicing
•Segment pre-tax income of $127.5 million (up from $15.0 million in Q3)
•Servicing portfolio grew to $483 billion in UPB (up 1.5% QoQ)
•Acquired approximately $908 million of early buyout (“EBO”) loans and redelivered $868 million of EBO loans for gains of approximately $31 million

•MSRs and Servicer Advances
•MSR portfolio totaled approximately $629 billion UPB at December 31, 2021 compared to $635 billion UPB at September 30, 2021(4)
•Servicer advance balances of $3.3 billion as of December 31, 2021, effectively unchanged from September 30, 2021
•Priced one MSR debt securitization for $567 million

•Residential Securities and Call Rights
•Called non-agency collateral of $474 million UPB(5)

•Residential Loans and Properties
•Priced one securitization representing approximately $500 million UPB of collateral
•Acquired $196 million of Non-QM and Investor Loans
•Grew single-family rental portfolio by approximately 675 units

•First Quarter 2022 Commentary(6)
•Estimated Q1’22 Funded Origination Volume of approximately $25 billion to $30 billion UPB(7)
•Estimated Q1’22 Servicing Portfolio UPB of approximately $490 billion to $500 billion UPB(7)

(1)Per common share calculations for both GAAP Net Income and Core Earnings are based on 485,381,890 and 482,282,695 weighted average diluted shares for the quarter ended December 31, 2021 and September 30, 2021, respectively. Per common share calculations for both GAAP Net Income and Core Earnings are based on 467,665,006 and 415,513,187 weighted average diluted shares for the year ended December 31, 2021 and 2020, respectively. Per share calculations of Book Value are based on 466,758,266 and 414,744,518 basic shares outstanding as of December 31, 2021 and 2020, respectively.

(2)Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(3)Includes noncontrolling interests.

(4)Includes excess and full MSRs.

(5)Call rights UPB estimated as of December 31, 2021. The UPB of the loans relating to our call rights may be materially lower than the estimates in this release, and there can be no assurance that we will be able to execute on this pipeline of callable deals in the near term, on the timeline presented above, or at all, or that callable deals will be economically favorable. The economic returns from this strategy could be adversely affected by a rise in interest rates and are contingent on the level of delinquencies and outstanding advances in each transaction, fair market value of the related collateral and other economic factors and market conditions. We may become subject to claims and legal proceedings, including purported class-actions, in the ordinary course of our business, challenging our right to exercise these call rights and, as a result, we may not be able to exercise such rights on favorable terms or at all. Call rights are usually exercisable when current loan balances in a related portfolio are equal to, or lower than, 10% of their original balance.

(6)Based on management’s current views and estimates, and actual results may vary materially.

(7)Q1’22 estimates for Funded Origination Volume reflect origination activity based on estimated full quarter production volumes for the first quarter 2022. Q1’22 estimates for Servicing Portfolio reflect servicing portfolio based on quarter-end (3/31/22) estimated portfolio size.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com. For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Tuesday, February 8, 2022 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-833-974-2382 (from within the U.S.) or 1-412-317-5787 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Fourth Quarter and Full Year 2021 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10163201/f0d676f592.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Tuesday, February 15, 2022 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “5397345.”

Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Revenues
Servicing fee revenue, net and interest income from MSR financing receivables	$464,200	$390,893	$1,559,554	$1,642,272
Change in fair value of MSRs and MSR financing receivables (including amortization of $(267,880), $(287,318), $(1,192,646) and $(1,583,628), respectively)	(154,021)	(195,623)	(575,353)	(2,168,909)
Servicing revenue, net	310,179	195,270	984,201	(526,637)
Interest income	217,555	190,633	810,896	794,965
Gain on originated mortgage loans, held-for-sale, net	569,815	566,761	1,826,909	1,399,092
	1,097,549	952,664	3,622,006	1,667,420
Expenses
Interest expense and warehouse line fees	141,936	129,928	497,308	584,469
General and administrative expenses	289,861	237,319	864,028	548,441
Compensation and benefits	441,891	324,545	1,159,810	571,646
Management fee to affiliate	25,772	24,315	95,926	89,134
	899,460	716,107	2,617,072	1,793,690
Other income (loss)
Change in fair value of investments	10,499	11,112	11,723	(148,758)
Gain (loss) on settlement of investments, net	(45,642)	(98,317)	(234,561)	(930,131)
Other income (loss), net	54,271	59,266	133,968	(11,997)
	19,128	(27,939)	(88,870)	(1,090,886)
Impairment
Provision (reversal) for credit losses on securities	(181)	(2,370)	(5,201)	13,404
Valuation and credit loss provision (reversal) on loans and real estate owned	74	8,748	(42,543)	110,208
	(107)	6,378	(47,744)	123,612
Income (loss) before income taxes	217,324	202,240	963,808	(1,340,768)
Income tax expense (benefit)	29,485	31,559	158,226	16,916
Net income (loss)	$187,839	$170,681	$805,582	$(1,357,684)
Noncontrolling interests in income (loss) of consolidated subsidiaries	4,908	9,001	33,356	52,674
Dividends on preferred stock	22,495	15,533	66,744	54,295
Net income (loss) attributable to common stockholders	$160,436	$146,147	$705,482	$(1,464,653)

Net income (loss) per share of common stock
Basic	$0.34	$0.31	$1.56	$(3.52)
Diluted	$0.33	$0.30	$1.51	$(3.52)
Weighted average number of shares of common stock outstanding
Basic	466,680,724	466,579,920	451,276,742	415,513,187
Diluted	485,381,890	482,282,695	467,665,006	415,513,187

Dividends declared per share of common stock	$0.25	$0.25	$0.90	$0.50

Consolidated Balance Sheets
($ in thousands, except share data)

	December 31, 2021 (Unaudited)	December 31, 2020
Assets
Excess mortgage servicing rights, at fair value	$344,947	$410,855
Mortgage servicing rights and mortgage servicing rights financing receivables, at fair value	6,858,803	4,585,841
Servicer advance investments, at fair value	421,807	538,056
Real estate and other securities	9,396,539	14,244,558
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,077,224	1,359,754
Residential mortgage loans, held-for-sale ($11,214,924 and $4,705,816 at fair value, respectively)	11,347,845	5,215,703
Mortgage loans receivable, at fair value	1,515,762	—
Residential mortgage loans subject to repurchase	1,787,314	1,452,005
Cash and cash equivalents	1,332,575	944,854
Restricted cash	195,867	135,619
Servicer advances receivable	2,855,148	3,002,267
Receivable for investments sold	—	4,180
Other assets	2,608,359	1,358,422
	$39,742,190	$33,252,114
Liabilities and Equity
Liabilities
Secured financing agreements	$20,592,884	$17,547,680
Secured notes and bonds payable ($511,107 and $1,662,852 at fair value, respectively)	8,644,810	7,644,195
Residential mortgage loan repurchase liability	1,787,314	1,452,005
Unsecured senior notes, net of issuance costs	543,293	541,516
Payable for investments purchased	—	154
Due to affiliates	17,819	9,450
Dividends payable	127,922	90,128
Accrued expenses and other liabilities	1,358,768	537,302
	33,072,810	27,822,430
Commitments and Contingencies

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 52,210,000 and 33,610,000 issued and outstanding, $1,305,250 and $840,250 aggregate liquidation preference, respectively	1,262,481	812,992
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 466,758,266 and 414,744,518 issued and outstanding, respectively	4,669	4,148
Additional paid-in capital	6,059,671	5,547,108
Retained earnings (accumulated deficit)	(813,042)	(1,108,929)
Accumulated other comprehensive income	90,253	65,697
Total New Residential stockholders’ equity	6,604,032	5,321,016
Noncontrolling interests in equity of consolidated subsidiaries	65,348	108,668
Total equity	6,669,380	5,429,684
	$39,742,190	$33,252,114

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Through its wholly owned subsidiaries, the Company originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Origination and Servicing segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Core earnings includes results from operating companies with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs, net of unrealized gains and losses on hedged MSRs, and non-capitalized transaction-related expenses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended		Year Ended December 31,
	December 31, 2021	September 30, 2021	2021	2020
Net income (loss) attributable to common stockholders	$160,436	$146,147	$705,482	$(1,464,653)
Adjustments for Non-Core Earnings:
Impairment	(107)	6,378	(47,744)	123,612
Change in fair value of investments	(124,356)	(116,241)	(614,782)	743,239
(Gain) loss on settlement of investments, net	53,933	144,690	350,170	947,317
Other (income) loss, net	28,416	(21,007)	45,974	132,740
Other income and impairment attributable to noncontrolling interests	(3,297)	(2,071)	(11,352)	(5,585)
Non-capitalized transaction-related expenses	16,735	15,109	52,372	56,522
Preferred stock management fee to affiliate	4,734	3,281	14,111	11,440
Deferred taxes	31,674	27,331	151,200	15,029
Interest income on residential mortgage loans, held-for-sale	23,175	6,153	43,971	37,246
Adjust consumer loans to level yield	—	—	—	(1,147)
Core earnings of equity method investees:
Excess mortgage servicing rights	532	127	3,772	11,415
Core earnings	$191,875	$209,897	$693,174	$607,175

Net income (loss) per diluted share	$0.33	$0.30	$1.51	$(3.52)
Core earnings per diluted share	$0.40	$0.44	$1.48	$1.46

Weighted average number of shares of common stock outstanding, diluted	485,381,890	482,282,695	467,665,006	415,513,187

SEGMENT INFORMATION

During the fourth quarter of 2021, the Mortgage Loans Receivable segment was added to reflect Genesis and consists of a platform that originates construction, renovation and bridge loans.

	Origination and Servicing			Residential Securities, Properties and Loans
Fourth Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Properties and Residential Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$15,548	$329,745	$118,907	$—	$—	$—	$—	$464,200
Change in fair value of MSRs and MSR financing receivables	—	(109,009)	(45,012)	—	—	—	—	(154,021)
Servicing revenue, net	15,548	220,736	73,895	—	—	—	—	310,179
Interest income	79,087	7,169	13,195	53,690	32,551	4,219	27,644	217,555
Gain on originated mortgage loans, held-for-sale, net	540,662	48,661	(1,186)	(15,158)	(3,164)	—	—	569,815
Total revenues	635,297	276,566	85,904	38,532	29,387	4,219	27,644	1,097,549
Interest expense	46,595	31,756	23,573	8,322	17,854	1,000	12,836	141,936
G&A and other	488,993	114,843	88,327	677	27,822	1,802	35,060	757,524
Total operating expenses	535,588	146,599	111,900	8,999	45,676	2,802	47,896	899,460
Change in fair value of investments	—	—	(3,556)	20,076	774	—	(6,795)	10,499
Gain (loss) on settlement of investments, net	—	(2,146)	(21,636)	(19,980)	(2,056)	—	176	(45,642)
Other income (loss), net	1,780	(339)	22,464	—	30,001	—	365	54,271
Total other income (loss)	1,780	(2,485)	(2,728)	96	28,719	—	(6,254)	19,128
Impairment charges (reversals)	—	—	—	(181)	74	—	—	(107)
Income (loss) before income taxes	101,489	127,482	(28,724)	29,810	12,356	1,417	(26,506)	217,324
Income tax expense (benefit)	27,551	2,463	(8,786)	—	8,253	—	4	29,485
Net income (loss)	73,938	125,019	(19,938)	29,810	4,103	1,417	(26,510)	187,839
Noncontrolling interests in income (loss) of consolidated subsidiaries	1,516	—	(1,003)	—	—	—	4,395	4,908
Dividends on preferred stock	—	—	—	—	—	—	22,495	22,495
Net income (loss) attributable to common stockholders	$72,422	$125,019	$(18,935)	$29,810	$4,103	$1,417	$(53,400)	$160,436

As of December 31, 2021
Total Assets	$10,431,260	$8,526,485	$5,023,734	$9,998,749	$3,227,445	$1,683,761	$850,756	$39,742,190
Tot New Residential stockholder’s equity	$1,738,293	$2,071,873	$1,269,681	$951,449	$607,492	$422,560	$(457,316)	$6,604,032

	Origination and Servicing			Residential Securities, Properties and Loans
Third Quarter 2021	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Properties and Residential Loans	Mortgage Loans Receivable	Corporate & Other	Total
Servicing fee revenue, net and interest income from MSRs and MSR financing receivables	$(6,451)	$257,520	$139,824	$—	$—	$—	$—	$390,893
Change in fair value of MSRs and MSR financing receivables	—	(140,247)	(55,376)	—	—	—	—	(195,623)
Servicing revenue, net	(6,451)	117,273	84,448	—	—	—	—	195,270
Interest income	54,851	(2,729)	11,385	52,489	37,490	—	37,147	190,633
Gain on originated mortgage loans, held-for-sale, net	510,740	28,292	3,437	15,276	9,016	—	—	566,761
Total revenues	559,140	142,836	99,270	67,765	46,506	—	37,147	952,664
Interest expense	37,775	24,198	26,500	9,365	19,680	—	12,410	129,928
G&A and other	344,198	102,602	80,175	1,753	23,901	—	33,550	586,179
Total operating expenses	381,973	126,800	106,675	11,118	43,581	—	45,960	716,107
Change in fair value of investments	—	—	(7,675)	50,927	(26,432)	—	(5,708)	11,112
Gain (loss) on settlement of investments, net	—	(989)	(1,295)	(130,066)	34,033	—	—	(98,317)
Other income (loss), net	368	(11)	41,848	—	17,641	—	(580)	59,266
Total other income (loss)	368	(1,000)	32,878	(79,139)	25,242	—	(6,288)	(27,939)
Impairment charges (reversals)	—	—	—	(2,370)	8,748	—	—	6,378
Income (loss) before income taxes	177,535	15,036	25,473	(20,122)	19,419	—	(15,101)	202,240
Income tax expense (benefit)	32,322	(2,081)	(9,416)	—	10,735	—	(1)	31,559
Net income (loss)	145,213	17,117	34,889	(20,122)	8,684	—	(15,100)	170,681
Noncontrolling interests in income (loss) of consolidated subsidiaries	3,032	—	(280)	—	—	—	6,249	9,001
Dividends on preferred stock	—	—	—	—	—	—	15,533	15,533
Net income (loss) attributable to common stockholders	$142,181	$17,117	$35,169	$(20,122)	$8,684	$—	$(36,882)	$146,147

As of September 30, 2021
Total Assets	$14,013,826	$7,634,582	$5,447,475	$10,529,755	$3,091,940	$—	$886,537	$41,604,115
Tot New Residential stockholder’s equity	$2,024,403	$2,043,319	$1,546,761	$872,295	$516,782	$—	$(447,470)	$6,556,090

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, our ability to benefit from the current rate environment to help drive earnings and book value higher, ability to successfully integrate the businesses and realize the anticipated benefits of the Caliber and Genesis acquisitions including synergies, our estimated first quarter 2022 Funded Origination Value and Servicing Portfolio UPB, and ability to generate and drive earnings for our shareholders. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a complementary portfolio of investments and operating businesses. Since inception in 2013, New Residential has delivered over $3.9 billion in dividends to shareholders. New Residential’s investment portfolio is composed of mortgage servicing related assets (full and excess MSRs and servicer advances), residential securities (and associated called rights) and loans (including single family rental), and consumer loans. New Residential’s investments in operating entities include leading origination and servicing platforms through wholly-owned subsidiaries, Newrez LLC and Caliber Home Loans, Inc., as well as investments in affiliated businesses that provide mortgage related services. New Residential is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
IR@NewResi.com